Exhibit 10.1

CONSENT AND LIMITED WAIVER TO NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT
This Consent and Limited Waiver to Note and Warrant Purchase and Security Agreement (this “Consent”) is entered into as of October 17, 2024, by and among NH EXPANSION CREDIT FUND HOLDINGS LP (“North Haven Expansion”), as agent (in such capacity, together with its successors or permitted assigns, “Agent”), the Holders from time to time signatory to the NPA (as hereinafter defined), including North Haven Expansion (each, a “Holder” and collectively, the “Holders”), and SANUWAVE HEALTH, INC., a Nevada corporation (“Issuer”).
RECITALS
WHEREAS, Issuer, Agent and the Holders are parties to that certain Note and Warrant Purchase and Security Agreement dated as of August 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including but not limited to that certain Second Amendment to Note and Warrant Purchase and Security Agreement dated as of February 25, 2022 (the “Second Amendment”), that certain Third Amendment to Note and Warrant Purchase and Security Agreement dated as of June 30, 2022 (the “Third Amendment”), that certain Fourth Amendment to Note and Warrant Purchase and Security Agreement dated as of June 23, 2023 (the “Fourth Amendment”), that certain Consent, Limited Waiver and Fifth Amendment to Note and Warrant Purchase and Security Agreement dated as of March 6, 2024 (the “Fifth Amendment”), and that certain Sixth Amendment to Note and Warrant Purchase and Security Agreement, dated as of July 15, 2024 (the “Sixth Amendment”), the “NPA”).
WHEREAS, the Issuer plans to enter into documents evidencing the October 2024 Equity Financing (as defined below), which shall be in form and content and on terms and conditions reasonably acceptable to Agent (the “October 2024 Equity Financing Documents”), pursuant to which Issuer shall (a) receive gross cash proceeds from the issuance of its common stock, from investors reasonably acceptable to Agent, of at least Nine Million Dollars ($9,000,000) (the “October 2024 Equity Financing”), (b) repay in full all amounts owing to HealthTronics under the HealthTronics Subordinated Note (the “HealthTronics Payoff”) within three (3) Business Days of the closing of the October 2024 Equity Financing, (c) enter into a three-hundred and seventy-five for one (375-for-1) reverse stock split (the “October 2024 Stock Split”), (d) maintain Liquidity of at least Five Million Dollars ($5,000,000) in accordance with Section 6.5 of the NPA at the close of and upon giving effect to the October 2024 Equity Financing, HealthTronics Payoff and October 2024 Stock Split (collectively, the “October 2024 Transactions”) and (e) provide to Agent a copy of Issuer’s Articles of Incorporation, as amended in connection with the October 2024 Stock Split (the “Updated Charter”), which shall be in form and content reasonably acceptable to Agent ;
WHEREAS, Issuer is in default of the NPA as described in the Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment (the “Existing Defaults”);

WHEREAS, Issuer has requested that Agent and the Holders consent to the October 2024 Transactions and waive any Event of Default that would have otherwise arisen under the NPA in connection with the October 2024 Transactions (collectively, the “Specified Defaults”);
WHEREAS, Agent and Holders have agreed to consent to the October 2024 Transactions, waive the Specified Defaults that would have otherwise arisen therefrom and continue to forbear from exercising Agent’s and the Holders’ rights and remedies during the Forbearance Period (as defined in the Second Amendment), but only to the extent in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth therein and below;
WHEREAS, Agent and Holders have agreed to the full exercise of the Amended and Restated Warrant to Purchase Stock, dated August 6, 2020, by and between the Issuer and North Haven Expansion (the “2020 Warrant”); and
WHEREAS, all terms not otherwise defined herein and defined in the NPA shall have the same meanings herein as in the NPA.
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:
1.The Existing Defaults, as defined in the Second Amendment, continue uncured and unwaived. Subject to the terms of the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and this Consent, Agent and the Holders shall forbear from exercising their remedies arising out of the Existing Defaults from the date hereof (including, for the avoidance of doubt, the collection in cash or payment in kind of the Default Rate on the outstanding Obligations under the NPA and the other Note Documents), until the earlier to occur of (x) the occurrence of an Event of Default after the date hereof, at which time Agent and the Holders may exercise any and all rights available to them without notice to Issuer; or (y) December 31, 2024; provided that, as of the date hereof, the Existing Defaults are hereby cured so long as Issuer complies with the terms and conditions of this Consent. Agent and the Holders do not forbear from exercising their remedies arising out of any other Events of Default that have occurred, are continuing or may occur on or after the Second Amendment Effective Date. Issuer shall comply with all other provisions of the NPA and the other Note Documents.
2.So long as Issuer (i) is in compliance with Section 6.5 of the NPA at the close of and upon giving effect to the October 2024 Transactions, (ii) complies with the terms and conditions of this Consent and (iii) issues 146,302 shares of common stock on a post October 2024 Stock Split basis to North Haven Expansion in connection with the full exercise of the 2020 Warrant, the Agent and Holders hereby (x) consent to the consummation of the October 2024 Transactions, (y) agree to waive the Specified Defaults that would have otherwise arisen therefrom and that the consummation of the October 2024 Transactions shall not constitute an Event of Default under the NPA or violation of any other Note Document (including, without limitation, that certain Subordination Agreement dated as of August 6, 2020 by and between Agent and HealthTronics (the “HealthTronics Subordination Agreement”)), notwithstanding anything in any of the Note Documents to the contrary and (z) acknowledge that as a result of the full exercise of the 2020 Warrant, pursuant to the terms of the 2020 Warrant, including Section 1.7 thereto, the Put Option (as defined in the 2020 Warrant) shall be immediately terminated and with no further effect.
3.The consent set forth herein is limited to the matter described herein and shall not be deemed to be a consent or agreement to, or waiver or modification with respect to, any other action, event or condition, whether similar or dissimilar, nor obligate Agent or any Holder to grant or agree to any future consent as to any other action, event or condition, whether similar or dissimilar. Other than the Specified Defaults, Agent and Holders do not waive Issuer’s obligations under the NPA and Agent and Holders do not waive any other failure by Issuer to perform the obligations under the NPA. This waiver is not a continuing waiver with respect to any failure to perform any other obligations under the NPA.
4.No course of dealing on the part of Agent or the Holders or their respective officers, nor any failure or delay in the exercise of any right by Agent or the Holders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right except as specifically waived herein. Except as specifically set forth herein, Agent’s or any Holder’s failure at any time to require strict compliance by Issuer of any provision under the NPA, shall not affect any right of Agent or the Holders under the NPA thereafter to demand strict compliance. Any suspension or waiver of a right must be in writing signed by an officer of Agent or the Holders, as applicable.
5.The NPA and each of the other Note Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Consent shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or the Holders under the NPA, as in effect prior to the date hereof.
6.Issuer hereby represents and warrants that (a) the representations and warranties in the NPA, shall be true, accurate, and complete in all material respects immediately after giving effect to this Consent; provided, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, which representations and warranties shall be true, accurate and complete immediately after giving effect to this Consent in all respects subject to such qualification; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (b) other than the Existing Defaults and Specified Defaults, no Default or Event of Default shall have occurred and be continuing immediately after giving effect to this Consent, (c) Issuer has the power and authority to execute and deliver this Consent and to perform its obligations under the NPA, as amended by this Consent, (d) the execution and delivery by Issuer of this Consent and the performance by Issuer of its obligations under the NPA, as amended by this Consent, have been duly authorized by Issuer, (e) the execution and delivery by Issuer of this Consent and the performance by Issuer of its obligations under the NPA, as amended by this Consent, do not and will not contravene (i) any law or regulation binding on or affecting Issuer, (ii) any material contractual restriction with a Person binding on Issuer, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Issuer, or (iv) the organizational documents of Issuer, (f) the execution and delivery by Issuer of this Consent and the performance by Issuer of its obligations under the NPA, as amended by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Issuer, except as already has been obtained or made, and (g) this Consent has been duly executed and delivered by Issuer and is the binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
7.Release by Issuer.
AFOR GOOD AND VALUABLE CONSIDERATION, Issuer hereby forever relieves, releases, and discharges Agent, the Holders and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Consent (collectively, the “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Note Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing, in each case existing or arising on or prior to the date of this Consent.
BIn furtherance of this release, Issuer expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code (or its equivalent under New York law), which provides as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
CBy entering into this release, Issuer recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Issuer hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Issuer should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Issuer shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Issuer acknowledges that it is not relying upon and has not relied upon any representation or statement made by Agent or the Holders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
DThis release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Issuer acknowledges that the release contained herein constitutes a material inducement to Agent and the Holders to enter into this Consent, and that Agent and the Holders would not have done so but for their expectation that such release is valid and enforceable in all events.
EIssuer hereby represents and warrants to Agent and the Holders, and Agent and the Holders are relying thereon, as follows:
1.Except as expressly stated in this Consent, neither Agent or the Holders nor any agent, employee or representative of Agent or the Holders has made any statement or representation to Issuer regarding any fact relied upon by Issuer in entering into this Consent.
2.Issuer has made such investigation of the facts pertaining to this Consent and all of the matters appertaining thereto, as it deems necessary.
3.The terms of this Consent are contractual and not a mere recital.
4.This Consent has been carefully read by Issuer, the contents hereof are known and understood by Issuer, and this Consent is signed freely, and without duress, by Issuer.
5.Issuer hereby represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Issuer shall indemnify, defend and hold harmless Agent and Holders from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
8.As a condition to the effectiveness of this Consent, Agent shall have received, in form and substance reasonably satisfactory to Agent, the following:

(a)this Consent, duly executed by Issuer;
(b)a Notice of Exercise for the full exercise of the 2020 Warrant;
(c)a filed copy of the Updated Charter;
(d)executed versions of the October 2024 Equity Financing Documents;
(e)evidence of Issuer’s receipt of the gross proceeds from the October 2024 Equity Financing;
(f)evidence of the October 2024 Stock Split;
(g)evidence of Liquidity of at least Five Million Dollars ($5,000,000) upon the completion of the October 2024 Transactions;
(h)an updated capitalization table in form acceptable to Agent;
(i)the termination of the HealthTronics Subordination Agreement, duly executed by Agent, which shall be delivered upon the HealthTronics Payoff, which shall take place within three (3) Business Days of the closing of the October 2024 Equity Financing;
(j)a completed Issuer Resolutions and Incumbency, with all exhibits, as of the date of this Consent, in substantially the form attached hereto;
(k)all Holder Expenses incurred through the date of this Consent, which shall be wired to Agent’s and Holder’s counsel on the date hereof in accordance with the wire instructions attached hereto as Supplement I; and
(l)such other documents, and completion of such other matters, as Agent or Holder may reasonably deem necessary or appropriate.
9.Section 10 of the NPA hereby is incorporated herein by this reference as though fully set forth herein.
10.This Consent may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Consent.

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IN WITNESS WHEREOF, the undersigned have executed this Consent as of the first date above written.

COMPANY:

SANUWAVE HEALTH, INC.

By:	/s/ Morgan C. Frank
Name:	Morgan C. Frank
Title:	Chief Executive Officer

[Signature Page to Consent and Limited Waiver to Note and Warrant Purchase and Security Agreement]
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IN WITNESS WHEREOF, the undersigned have executed this Consent as of the first date above written.

AGENT AND HOLDER:

NH EXPANSION CREDIT FUND HOLDINGS LP

By: MS Expansion Credit GP, L.P.
Its: General Partner

By: MS Expansion Credit GP Inc.
Its: General Partner

By:	/s/ William Reiland
Name:	William Reiland
Title	Managing Director

[Signature Page to Consent and Limited Waiver to Note and Warrant Purchase and Security Agreement]